Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS SECOND QUARTER RESULTS

HAMILTON, Bermuda (August 7, 2018) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $924 and adjusted book value per share of $912 as of June 30, 2018. Book value per share and adjusted book value per share both increased 1% in the second quarter of 2018. Book value per share decreased 1% and adjusted book value per share was near break-even in the first six months of 2018, including dividends. Comprehensive income (loss) attributable to common shareholders was $3 million and $(45) million in the second quarter and first six months of 2018, compared to comprehensive income attributable to common shareholders of $14 million and $43 million in the second quarter and first six months of 2017.

Manning Rountree, CEO, commented, “We had decent results in the quarter, with ABVPS up 1%. After a slow start to the year, BAM’s results rebounded in the second quarter, with higher par insured volumes and good pricing. MediaAlpha maintained its momentum, with strong top and bottom line growth. Our investment portfolio produced a total return of 0.7%, driven largely by the rebound in equity markets. We made good progress on capital deployment during the quarter, closing the acquisition of NSM and in turn Fresh Insurance, as well as repurchasing 575,068 White Mountains shares for $505 million.”

HG Global/BAM

BAM insured municipal bonds with par value of $3.1 billion and $4.4 billion in the second quarter and first six months of 2018, compared to $2.7 billion and $5.1 billion in the second quarter and first six months of 2017.  Gross written premiums and member surplus contributions totaled $29 million and $40 million in the second quarter and first six months of 2018, compared to $20 million and $48 million in the second quarter and first six months of 2017. Total pricing, which is gross written premiums and MSC adjusted to include the present value of future installment MSC not yet collected and to exclude the impact of gross written premium adjustments on existing policies, weighted by the par value of municipal bonds insured, was 101 and 100 basis points in the second quarter and first six months of 2018, compared to 79 and 98 basis points in the second quarter and first six months of 2017. BAM’s total claims paying resources were $827 million at June 30, 2018, compared to $708 million at December 31, 2017 and $676 million at June 30, 2017. The increase in claims paying resources was primarily driven by the $100 million reinsurance agreement with Fidus Re completed in the second quarter of 2018.

Seán McCarthy, CEO of BAM, said, “In the second quarter, new-issue municipal bond volume recovered, and longer-term new-money transactions represented a larger share of the total market volume. These favorable trends allowed BAM to more than double its primary and secondary market volume, quarter over quarter, while maintaining attractive risk-adjusted pricing levels. Claims-paying resources finished the quarter at an all-time high, reflecting the close of the Fidus Re transaction, which added $100 million of reinsurance protection in the form of collateralized insurance-linked securities. On June 25th, S&P Global Ratings affirmed BAM’s AA/Stable rating, citing BAM’s market acceptance, proven track record of credit discipline and growth in par insured and premiums written.”

HG Global reported pre-tax income of $8 million and $12 million in the second quarter and first six months of 2018, compared to pre-tax income of $7 million and $13 million in the second quarter and first six months of 2017. White Mountains reported pre-tax loss related to BAM of $17 million and $36 million in the second quarter and first six months of 2018, compared to pre-tax loss of $12 million and $24 million in the second quarter and first six months of 2017. The changes at BAM were driven primarily by lower investment returns in 2018.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

NSM

On May 11, 2018, White Mountains acquired 95% of NSM Insurance HoldCo, LLC (“NSM”), an insurance program administrator. White Mountains paid $274 million of cash consideration for its equity interest in NSM.

Subsequently, on May 18, 2018, NSM acquired 100% of Fresh Insurance Services Group Limited (“Fresh Insurance”), an insurance broker that specializes in non-standard personal lines, motor trade, van, and travel insurance in the United Kingdom. NSM paid GBP 37 million (approximately $50 million based on the spot rate at the date of acquisition) of upfront cash consideration for its equity interest in Fresh Insurance.

NSM reported revenues of $24 million and pre-tax income of $3 million for the period from May 11, 2018 through June 30, 2018.

Geof McKernan, CEO of NSM Insurance Group, said, “We are excited to partner with White Mountains, whose insurance expertise and patient approach to value creation are a natural fit with NSM. We've hit the ground running, closing the Fresh acquisition only one week after joining White Mountains. With Fresh, we've added a strong operation with non-standard personal lines expertise that will complement Vantage Insurance Group, our UK specialist insurance agency. More broadly, our business is performing well across most lines, in the US and the UK, producing modest top and bottom line growth during the quarter.”

MediaAlpha

MediaAlpha reported pre-tax income of $5 million and $4 million in the second quarter and first six months of 2018, compared to pre-tax loss of $2 million and $3 million in the second quarter and first six months of 2017. MediaAlpha’s adjusted EBITDA was $8 million and $17 million in the second quarter and first six months of 2018, compared to $1 million and $3 million in the second quarter and first six months of 2017. MediaAlpha reported revenues of $72 million and $144 million in the second quarter and first six months of 2018, compared to $31 million and $63 million in the second quarter and first six months of 2017. The increases in pre-tax income, adjusted EBITDA and revenues for both periods were primarily driven by growth in the P&C vertical and the Health, Medicare and Life vertical, which includes the impact of the acquisition of assets from Healthplans.com in the fourth quarter of 2017.

Cost of sales was $60 million and $117 million in the second quarter and first six months of 2018, compared to $26 million and $54 million in the second quarter and first six months of 2017. The increase in cost of sales was primarily driven by transaction volume growth. General and administrative expenses were $5 million and $16 million in the second quarter and first six months of 2018, compared to $4 million and $7 million in the second quarter and first six months of 2017. The increase for the first six months of 2018 compared to the first six months of 2017 was primarily driven by the recognition of non-cash equity-based compensation expense of $7 million in the first six months of 2018.

Other Operations

White Mountains’s Other Operations segment reported pre-tax loss of $11 million and $62 million in the second quarter and first six months of 2018, compared to pre-tax income of $4 million and $7 million in the second quarter and first six months of 2017. The changes were driven primarily by lower investment returns in 2018, partially offset by a reduction in general and administrative expenses. Net realized and unrealized gains (losses) were $13 million and $(33) million in the second quarter and first six months of 2018, compared to net realized and unrealized gains of $33 million and $68 million in the second quarter and first six months of 2017. Net investment income was $8 million and $24 million in the second quarter and first six months of 2018, compared to $12 million and $22 million in the second quarter and first six months of 2017. General and administrative expenses were $31 million and $53 million in the second quarter and first six months of 2018, compared to $41 million and $86 million in the second quarter and first six months of 2017, which included higher incentive compensation costs.

Share Repurchases

During the second quarter of 2018, White Mountains repurchased and retired 575,068 of its common shares for $505 million at an average price per share of $878, or approximately 96% of White Mountains’s June 30, 2018 adjusted book value per share. For the first six months of 2018, White Mountains repurchased and retired 585,033 of its common shares for $513 million at an average share price of $877, or approximately 96% of White Mountains’s June 30, 2018 adjusted book value per share. This activity left White Mountains with $1.3 billion of undeployed capital as of June 30, 2018.

Investments

The total return on invested assets was 0.7% in the second quarter of 2018 and -0.3% in the first six months of 2018, compared to returns of 1.4% in the second quarter of 2017 and 2.9% in the first six months of 2017.

Mark Plourde, Managing Director of White Mountains Advisors, said, “The total portfolio was up 0.7% in the quarter, a decent result.  The fixed income portfolio returned 0.3%, outperforming the BBIA Index.  Common stocks and ETFs returned 2.1%, lagging the S&P 500 Index, primarily due to underperformance in our international common stock positions.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	June 30, 2018	December 31, 2017	June 30, 2017
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$650.2	$623.6	$641.6
Short-term investments	66.3	69.8	24.1
Total investments	716.5	693.4	665.7
Cash	13.9	25.6	15.5
Insurance premiums receivable	6.3	4.5	2.8
Deferred acquisition costs	17.2	14.8	13.0
Accrued investment income	4.2	3.4	3.2
Accounts receivable on unsettled investment sales	—	.1	—
Other assets	4.4	5.6	4.7
Total Financial Guarantee assets	762.5	747.4	704.9

Specialty Insurance Distribution (NSM)
Cash	73.3	—	—
Premium and commission receivable	32.8	—	—
Goodwill and other intangible assets	436.2	—	—
Other assets	14.8	—	—
Total Specialty Insurance Distribution assets	557.1	—	—

Marketing Technology (MediaAlpha)
Cash	15.0	9.1	5.4
Goodwill and other intangible assets	48.3	53.7	31.8
Accounts receivable from publishers and advertisers	34.9	32.4	17.7
Other assets	1.5	1.3	.8
Total Marketing Technology assets	99.7	96.5	55.7

Other
Fixed maturity investments	458.5	1,506.1	925.3
Short-term investments	255.4	106.3	47.5
Common equity securities	911.2	866.1	827.9
Other long-term investments	255.5	208.8	226.5
Total investments	1,880.6	2,687.3	2,027.2
Cash	28.9	62.4	32.4
Accrued investment income	6.3	13.9	12.8
Accounts receivable on unsettled investment sales	3.5	20.9	199.5
Goodwill and other intangible assets	8.3	8.4	8.5
Other assets	17.9	19.1	12.9
Assets held for sale - OneBeacon	—	—	3,696.4
Assets held for sale - Other	3.3	3.3	6.9
Total Other assets	1,948.8	2,815.3	5,996.6
Total assets	$3,368.1	$3,659.2	$6,757.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	June 30, 2018	December 31, 2017	June 30, 2017
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$155.5	$136.8	$109.9
Accounts payable on unsettled investment purchases	11.7	.6	—
Other liabilities	29.3	29.6	22.7
Total Financial Guarantee liabilities	196.5	167.0	132.6

Specialty Insurance Distribution (NSM)
Debt	149.8	—	—
Premiums payable	72.2	—	—
Premiums billed in advance	7.6	—	—
Contingent earnout liability	17.5	—	—
Other liabilities	19.5	—	—
Total Specialty Insurance Distribution liabilities	266.6	—	—

Marketing Technology (MediaAlpha)
Debt	19.8	23.8	10.6
Amounts due to publishers and advertisers	38.3	31.6	18.3
Other liabilities	2.4	4.4	1.5
Total Marketing Technology liabilities	60.5	59.8	30.4

Other
Accrued incentive compensation	30.9	60.6	52.2
Accounts payable on unsettled investment purchases	10.0	—	114.6
Other liabilities	6.1	11.0	13.8
Liabilities held for sale - OneBeacon	—	—	2,678.8
Total Other liabilities	47.0	71.6	2,859.4
Total liabilities	570.6	298.4	3,022.4

Equity
White Mountains's common shareholder's equity
White Mountains’s common shares and paid-in surplus	575.8	670.6	815.8
Retained earnings	2,366.5	2,823.2	2,807.4
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses and other	(2.2)	(1.3)	(1.3)
Accumulated other comprehensive loss from net change in benefit plan assets and obligations	—	—	(3.0)
Total White Mountains’s common shareholders’ equity	2,940.1	3,492.5	3,618.9
Non-controlling interests	(142.6)	(131.7)	115.9
Total equity	2,797.5	3,360.8	3,734.8
Total liabilities and equity	$3,368.1	$3,659.2	$6,757.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$2,940.1	$3,439.0	$3,492.5	$3,618.9
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(150.1)	(154.1)	(157.0)	(166.7)
HG Global’s unearned premium reserve (1)	119.5	106.8	103.9	81.5
HG Global’s net deferred acquisition costs (1)	(29.1)	(25.2)	(24.3)	(17.6)
Adjusted book value per share numerator	$2,880.4	$3,366.5	$3,415.1	$3,516.1
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,180.4	3,753.4	3,750.2	4,571.6
Unearned restricted common shares	(22.4)	(26.2)	(16.8)	(27.4)
Adjusted book value per share denominator	3,158.0	3,727.2	3,733.4	4,544.2
GAAP book value per share	$924.46	$916.24	$931.30	$791.61
Adjusted book value per share	$912.08	$903.22	$914.75	$773.77

(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017

Quarter-to-date change in GAAP book value per share, including dividends:	0.9%	(1.5)%	0.7%	0.6%
Quarter-to-date change in adjusted book value per share, including dividends:	1.0%	(1.2)%	1.0%	(2.4)%
Year-to-date change in GAAP book value per share, including dividends:	(0.6)%	(1.5)%	18.8%	1.0%
Year-to-date change in adjusted book value per share, including dividends:	(0.2)%	(1.2)%	16.1%	(1.8)%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017
Summary of goodwill and other intangible assets (in millions):
Goodwill and other intangible assets:
NSM	$436.2	$—	$—	$—
MediaAlpha	48.3	50.8	53.7	31.8
Other	8.3	8.4	8.4	8.5
Total goodwill and other intangible assets	492.8	59.2	62.1	40.3

Goodwill and other intangible assets held for sale	—	—	—	.6

Goodwill and other intangible assets attributed to non-controlling interests	(41.7)	(21.1)	(21.1)	(15.2)

Goodwill and other intangible assets included in White Mountains's common shareholders' equity	$451.1	$38.1	$41.0	$25.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$3.4	$2.2	$6.4	$4.2
Net investment income	4.0	3.0	7.7	5.6
Net realized and unrealized (losses) gains	(2.4)	1.1	(10.3)	2.4
Other revenues	.4	.2	.6	.6
Total Financial Guarantee revenues	5.4	6.5	4.4	12.8
Specialty Insurance Distribution (NSM)
Commission revenues	22.6	—	22.6	—
Other revenues	.9	—	.9	—
Total Specialty Insurance Distribution revenues	23.5	—	23.5	—
Marketing Technology (MediaAlpha)
Advertising & commission revenues	71.8	30.8	141.9	63.3
Other revenues	—	—	1.6	—
Total Marketing Technology revenues	71.8	30.8	143.5	63.3
Other
Earned insurance premiums	—	—	—	1.0
Net investment income	7.8	11.7	23.8	21.9
Net realized and unrealized gains (losses)	12.9	32.6	(32.9)	67.6
Advertising & commission revenues	1.0	.5	1.9	1.8
Other revenues	(.1)	1.4	.2	3.9
Total Other revenues	21.6	46.2	(7.0)	96.2
Total revenues	122.3	83.5	164.4	172.3
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	1.3	.9	2.7	2.1
Other underwriting expenses	.1	.1	.2	.2
General and administrative expenses	13.4	10.3	25.2	20.9
Total Financial Guarantee expenses	14.8	11.3	28.1	23.2
Specialty Insurance Distribution (NSM)
General and administrative expenses	12.1	—	12.1	—
Broker commission expense	6.6	—	6.6	—
Interest expense	1.6	—	1.6	—
Total Specialty Insurance Distribution expenses	20.3	—	20.3	—
Marketing Technology (MediaAlpha)
Cost of sales	59.9	26.1	117.3	53.8
General and administrative expenses	4.6	3.7	15.8	6.9
Amortization of other intangible assets	2.5	2.5	5.4	4.9
Interest expense	.3	.3	.7	.5
Total Marketing Technology expenses	67.3	32.6	139.2	66.1
Other
Loss and loss adjustment expenses	—	—	—	1.1
Cost of sales	1.1	.7	1.8	1.8
General and administrative expenses	31.0	40.9	53.0	85.5
Amortization of other intangible assets	.1	—	.1	—
Interest expense	.1	.2	.3	.4
Total Other expenses	32.3	41.8	55.2	88.8
Total expenses	134.7	85.7	242.8	178.1
Pre-tax loss from continuing operations	(12.4)	(2.2)	(78.4)	(5.8)
Income tax (expense) benefit	(2.5)	1.0	(3.2)	1.3
Net loss from continuing operations	(14.9)	(1.2)	(81.6)	(4.5)
(Loss) gain from sale of discontinued operations, net of tax	—	(.6)	.1	(1.6)
Net income from discontinued operations, net of tax	—	3.4	—	35.7
Net (loss) income	(14.9)	1.6	(81.5)	29.6
Net loss attributable to non-controlling interests	18.4	12.0	37.0	13.0
Net income (loss) attributable to White Mountains’s common shareholders	3.5	13.6	(44.5)	42.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss) attributable to White Mountains’s common shareholders	$3.5	$13.6	$(44.5)	$42.6
Other comprehensive (loss) income, net of tax	(.9)	—	(.9)	.1
Comprehensive income from discontinued operations, net of tax	—	.2	—	.3
Comprehensive income (loss)	2.6	13.8	(45.4)	43.0
Other comprehensive income attributable to non-controlling interests	—	—	—	—
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$2.6	$13.8	$(45.4)	$43.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Basic income (loss) per share
Continuing operations	$1.02	$2.36	$(12.44)	$1.84
Discontinued operations	—	.61	.03	7.47
Total consolidated operations	$1.02	$2.97	$(12.41)	$9.31

Diluted income (loss) per share
Continuing operations	$1.02	$2.36	$(12.44)	$1.84
Discontinued operations	—	.61	.03	7.47
Total consolidated operations	$1.02	$2.97	$(12.41)	$9.31
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2018	HG Global/BAM
	HG Global	BAM	NSM (1)	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$2.7	$.7	$—	$—	$—	$3.4
Net investment income	1.3	2.7	—	—	7.8	11.8
Net investment income (loss) - BAM surplus note interest	5.8	(5.8)	—	—	—	—
Net realized and unrealized investment (losses) gains	(1.2)	(1.2)	—	—	12.9	10.5
Advertising and commission revenues	—	—	22.6	71.8	1.0	95.4
Other revenues	—	.4	.9	—	(.1)	1.2

Total revenues	8.6	(3.2)	23.5	71.8	21.6	122.3
Expenses:
Insurance acquisition expenses	.7	.6	—	—	—	1.3
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	59.9	1.1	61.0
General and administrative expenses	.2	13.2	12.1	4.6	31.0	61.1
Broker commission expense	—	—	6.6	—	—	6.6
Amortization of other intangible assets	—	—	—	2.5	.1	2.6
Interest expense	—	—	1.6	.3	.1	2.0

Total expenses	.9	13.9	20.3	67.3	32.3	134.7

Pre-tax income (loss)	$7.7	$(17.1)	$3.2	$4.5	$(10.7)	$(12.4)
(1) NSM's results are from May 11, 2018, the date of acquisition, to the end of the second quarter.

For the Three Months Ended June 30, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$1.7	$.5	$—	$—	$2.2
Net investment income	.8	2.2	—	11.7	14.7
Net investment income (loss) - BAM surplus note interest	4.7	(4.7)	—	—	—
Net realized and unrealized investment gains	—	1.1	—	32.6	33.7
Advertising and commission revenues	—	—	30.8	.5	31.3
Other revenues	—	.2	—	1.4	1.6

Total revenues	7.2	(.7)	30.8	46.2	83.5
Expenses:
Insurance acquisition expenses	.3	.6	—	—	.9
Other underwriting expenses	—	.1	—	—	.1
Cost of sales	—	—	26.1	.7	26.8
General and administrative expenses	.2	10.1	3.7	40.9	54.9
Amortization of other intangible assets	—	—	2.5	—	2.5
Interest expense	—	—	.3	.2	.5

Total expenses	.5	10.8	32.6	41.8	85.7

Pre-tax income (loss)	$6.7	$(11.5)	$(1.8)	$4.4	$(2.2)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2018	HG Global/BAM
	HG Global	BAM	NSM (1)	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$5.0	$1.4	$—	$—	$—	$6.4
Net investment income	2.5	5.2	—	—	23.8	31.5
Net investment income (loss) - BAM surplus note interest	11.5	(11.5)	—	—	—	—
Net realized and unrealized investment losses	(4.8)	(5.5)	—	—	(32.9)	(43.2)
Advertising and commission revenues	—	—	22.6	141.9	1.9	166.4
Other revenue	—	.6	.9	1.6	.2	3.3

Total revenues	14.2	(9.8)	23.5	143.5	(7.0)	164.4
Expenses:
Insurance acquisition expenses	1.2	1.5	—	—	—	2.7
Other underwriting expenses	—	.2	—	—	—	.2
Cost of sales	—	—	—	117.3	1.8	119.1
General and administrative expenses	.6	24.6	12.1	15.8	53.0	106.1
Broker commission expense	—	—	6.6	—	—	6.6
Amortization of other intangible assets	—	—	—	5.4	.1	5.5
Interest expense	—	—	1.6	.7	.3	2.6

Total expenses	1.8	26.3	20.3	139.2	55.2	242.8

Pre-tax income (loss)	$12.4	$(36.1)	$3.2	$4.3	$(62.2)	$(78.4)
(1) NSM's results are from May 11, 2018, the date of acquisition, to the end of the second quarter.

For the Six Months Ended June 30, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$3.2	$1.0	$—	$1.0	$5.2
Net investment income	1.4	4.2	—	21.9	27.5
Net investment income (loss) - BAM surplus note interest	9.5	(9.5)	—	—	—
Net realized and unrealized investment gains	.3	2.1	—	67.6	70.0
Advertising and commission revenues	—	—	63.3	1.8	65.1
Other revenue	—	.6	—	3.9	4.5

Total revenues	14.4	(1.6)	63.3	96.2	172.3
Expenses:
Loss and loss adjustment expenses	—	—	—	1.1	1.1
Insurance acquisition expenses	.6	1.5	—	—	2.1
Other underwriting expenses	—	.2	—	—	.2
Cost of sales	—	—	53.8	1.8	55.6
General and administrative expenses	.5	20.4	6.9	85.5	113.3
Amortization of other intangible assets	—	—	4.9	—	4.9
Interest expense	—	—	.5	.4	.9

Total expenses	1.1	22.1	66.1	88.8	178.1

Pre-tax income (loss)	$13.3	$(23.7)	$(2.8)	$7.4	$(5.8)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
BAM	2018	2017	2018	2017
Gross par value of primary market policies issued	$2,774.7	$2,574.3	$3,924.2	$4,615.3
Gross par value of secondary market policies issued	311.5	118.6	460.1	456.7
Total gross par value of market policies issued	$3,086.2	$2,692.9	$4,384.3	$5,072.0

Gross written premiums	$18.6	$12.4	$25.0	$31.1
Member surplus contributions collected	9.9	7.7	14.8	17.3
Total gross written premiums and MSC collected	$28.5	$20.1	$39.8	$48.4
Present value of future installment MSC collections	1.6	1.2	2.8	1.2
Gross written premium adjustments on existing installment policies	1.1	—	1.1	—
Gross written premiums and MSC from new business	$31.2	$21.3	$43.7	$49.6
Total pricing	101 bps	79 bps	100 bps	98 bps

	As of June 30, 2018	As of December 31, 2017
Policyholders’ surplus	$420.2	$427.3
Contingency reserve	41.4	34.8
Qualified statutory capital	461.6	462.1
Statutory net unearned premiums	33.2	30.5
Present value of future installment premiums and member surplus contributions	12.2	9.0
HG Re, Ltd collateral trusts at statutory value	220.2	206.8
Fidus Re, Ltd collateral trusts at statutory value	100.0	—
Claims paying resources	$827.2	$708.4

	Three Months Ended June 30,		Six Months Ended June 30,
HG Global	2018	2017	2018	2017
Net written premiums	$15.8	$13.8	$21.1	$26.4
Earned premiums	$2.7	$1.7	$5.0	$3.2

	As of June 30, 2018	As of December 31, 2017
Unearned premiums	$123.3	$107.2
Deferred acquisition costs	$30.0	$25.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (continued)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
MediaAlpha	2018	2017	2018	2017
Advertising and commission revenues	$71.8	$30.8	$141.9	$63.3
Cost of sales	59.9	26.1	117.3	53.8
Gross profit	11.9	4.7	24.6	9.5
Other revenue	—	—	1.6	—
General and administrative expenses	4.6	3.7	15.8	6.9
Amortization of other intangible assets	2.5	2.5	5.4	4.9
Interest expense	.3	.3	.7	.5
GAAP pre-tax income (loss)	4.5	(1.8)	4.3	(2.8)
Income tax expense	—	—	—	—
GAAP net income (loss)	4.5	(1.8)	4.3	(2.8)

Add back:
Non-cash equity-based compensation expense	.3	—	6.7	—
Interest expense	.3	.3	.7	.5
Income tax expense	—	—	—	—
General and administrative expenses - depreciation	—	.1	—	.1
Amortization of other intangible assets	2.5	2.5	5.4	4.9
Adjusted EBITDA	$7.6	$1.1	$17.1	$2.7

Regulation G

This earnings release includes three non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.

•
Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the expected timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $155 million, $159 million, $162 million and $172 million less than the nominal GAAP carrying values as of June 30, 2018, March 31, 2018, December 31, 2017, and June 30, 2017, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $93 million, $84 million, $82 million and $66 million as of June 30, 2018, March 31, 2018, December 31, 2017, and June 30, 2017, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods.

The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6.

•
Gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived to adjust gross written premiums to (i) add MSC, (ii) include the present value of future installment MSC not yet collected and (iii) exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to investors in evaluating the pricing of new business closed during the period. The reconciliation of GAAP gross written premiums to gross written premiums and MSC from new business is included on page 11.

•
Adjusted EBITDA is defined as net income (loss) excluding interest expense on debt, income tax benefit (expense), depreciation and amortization and non-cash equity-based compensation expense. White Mountains believes that this non-GAAP financial measure is useful to management and investors in analyzing MediaAlpha’s economic performance without the effects of interest rates, levels of debt, effective tax rates, depreciation and amortization primarily resulting from purchase accounting, or non-cash equity-based compensation. In addition, White Mountains believes that investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies within the same industry. See page 12 for the reconciliation of MediaAlpha’s GAAP net loss to adjusted EBITDA.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•
the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	competitive forces, including the conduct of other insurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position; and

•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.